SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                               SEPTEMBER 26, 2008

                     WORLDWATER & SOLAR TECHNOLOGIES CORP.
                     -------------------------------------
               (Exact Name of Registrant as specified in charter)


  Delaware                          0-16936                       33-0123045
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(State or other jurisdiction     (Commission                  (IRS Employer
   of incorporation)               File Number)              Identification No.)


       200 Ludlow Drive, Ewing, New Jersey                      08638
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    (Address of principal executive offices)                 (Zip Code)



      Registrant's telephone number, including area code:   609/ 818-0700

                                  not applicable
        _______________________________________________________________
          (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(__) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(__) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(__) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(__) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01   Other Events

On May 19, 2008, WorldWater & Solar Technologies Corp. (the "Company) issued a press release regarding a 783 kilowatt solar power generating system to be constructed in the Town of Windsor, California. On May 28, 2008 WWST-Windsor LLC, a limited liability company formed by the Company to own and operate the system, entered into a power purchase agreement (the "PPA") with the Town of Windsor. The PPA included a financing contingency.

The Company's subsidiary, WorldWater Holdings, Inc. ("WHI"), was retained as the contractor to construct the system. On August 18, 2008, in a conference call to its shareholders, the Company provided an update on the status of this project, including that negotiations to secure financing for the project were ongoing, and that the expectation was that financing would be in place by the end of the third quarter of this year.

Effective September 26, 2008, WWST-Windsor LLC terminated the PPA by exercising the financing contingency which, in turn, resulted in the cancellation of WHI's construction contract.

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______________________________________________________________________________

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


WORLDWATER & SOLAR TECHNOLOGIES CORP.


By: /s/ Frank Smith
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    Frank Smith
    Chief Executive Officer


Date:  October 2, 2008